Exhibit 99(c)
EXECUTION COPY
PARTIAL TEMPORARY ACCELERATED PAYMENT AGREEMENT
          THIS PARTIAL TEMPORARY ACCELERATED PAYMENT AGREEMENT (this “Agreement”), is dated as of December 12, 2008, by and between Delphi Corporation (“Delphi”), on behalf of itself and its subsidiaries and Affiliates operating as debtors and debtors in possession in the Chapter 11 Cases (together with Delphi, the “Debtors”), and General Motors Corporation (“GM”).
     WHEREAS, Delphi, the Debtors and GM have entered into that certain Agreement, dated as of May 9, 2008, as amended by that certain Amendment No. 1 dated October 6, 2008, and as further amended by that certain Amendment No. 2 dated December 12, 2008 (the “GM-Delphi Agreement”);
     WHEREAS, GM and Delphi, on behalf of itself and the Debtors, have entered into that certain Amended and Restated Global Settlement Agreement, dated September 12, 2008 (the “Global Settlement Agreement”);
     WHEREAS, GM and Delphi, on behalf of itself and the Debtors, have entered into that certain Amended and Restated Master Restructuring Agreement, dated September 12, 2008, which is attached as an exhibit to the Global Settlement Agreement (the “Master Restructuring Agreement”);
     WHEREAS, on September 26, 2008, the United States Bankruptcy Court for the Southern District of New York entered an order approving the Global Settlement Agreement and the Master Restructuring Agreement;
     WHEREAS, in connection with the GM-Delphi Agreement, the Master Restructuring Agreement and the Global Settlement Agreement, Delphi has requested and, subject to the terms and conditions set forth herein, GM has agreed, among other things, to make certain accelerated payments to Delphi as described in this Agreement;
          NOW, THEREFORE, in consideration of the mutual promises, agreements, and covenants contained herein, each of the parties hereto hereby agrees as follows:
1.	Definitions.
(a)	“Acceleration Conditions” shall mean (A) the GM-Delphi Agreement remains in effect and the Tranche B Termination Date has not occurred, (B) all conditions set forth in Section 4.03 (other than Section 4.03(a)) of the GM-Delphi Agreement have been satisfied, (C) at least $100,000,000 has been drawn and remains outstanding under the GM-Delphi Agreement on the applicable Test Date, and (D) the MRA Consummation Date has not occurred.

(b)	“DAS” shall mean Delphi Automotive Systems LLC, a Delaware limited liability company.

(c)	“MRA Consummation Date”, “Component Part”, “GMNA” and “GMSPO” shall each have the respective meanings set forth for such terms in the Master Restructuring Agreement.

(d)	“MNS-2” shall mean GM’s Multilateral Netting System.

(e)	“Test Date” shall mean the Thursday before the date on which a Pull-Forward Payment is payable under this Agreement.

(f)	“Tranche B Obligations” shall have the meaning set forth in the GM-Delphi Agreement.

(g)	“Tranche B Termination Date” shall have the meaning set forth in the GM-Delphi Agreement.
2.	Conditions Precedent to Effectiveness. This Agreement will become effective on the date (the “Effective Date”) on which (a) all of the conditions precedent set forth in Section 3 of Amendment No. 2 to the GM-Delphi Agreement dated December 12, 2008 between GM, Delphi, and certain subsidiaries of Delphi have been satisfied or waived in accordance with the terms thereof, and (b) the Bankruptcy Court shall have entered an order approving this Agreement, which order shall be in form and substance acceptable to GM, and such order shall have become final and non-appealable unless otherwise agreed upon by the parties in writing.

3.	Temporary Acceleration of Payment Terms.
(a)	Pull-Forward Payments.
          (i) Provided that the Acceleration Conditions are satisfied, on the date in March 2009 that GM makes its March 2009 MNS-2 payment to DAS (or, if later, the first date the Acceleration Conditions are satisfied that is either the 15th date of a month prior to July 2009 or the MNS-2 payment date in a month prior to July 2009), GM will make a payment to DAS of $100,000,000 (in addition to its otherwise scheduled payments on the applicable date) representing a partial temporary acceleration of accounts payable to DAS for Component Parts supplied to GMNA and GMSPO by DAS (the “First Pull-Forward Payment”) with the effect of decreasing the GM payables to DAS by the amount paid.
          (ii) Provided that the Acceleration Conditions are satisfied, on the date in April 2009 that GM makes its April 2009 MNS-2 payment to DAS (or, if later, the first date the Acceleration Conditions are satisfied that is either the 15th date of a month prior to July 2009 or the MNS-2 payment date in a month prior to July 2009), GM will make an additional payment to DAS of $100,000,000 (in addition to its otherwise scheduled payments on the applicable date and without regard to any payment previously paid or then due under clause (i) above) representing a partial temporary acceleration of accounts payable to DAS for Component Parts supplied to GMNA and GMSPO by DAS (the “Second Pull-Forward Payment”) with the effect of decreasing the GM payables to DAS by the amount paid.

          (iii) Provided that the Acceleration Conditions are satisfied, on the day following the date in May 2009 that GM makes its May 2009 MNS-2 payment to DAS (or, if later, the first date the Acceleration Conditions are satisfied that is either the 15th date of a month prior to July 2009 or the MNS-2 payment date in a month prior to July 2009), GM will make an additional payment to DAS of $100,000,000 (in addition to its otherwise scheduled payments on the applicable date and without regard to any payment previously paid or then due under clauses (i) or (ii) above) representing a partial temporary acceleration of accounts payable to DAS for Component Parts supplied to GMNA and GMSPO by DAS (the “Third Pull-Forward Payment”) with the effect of decreasing the GM payables to DAS by the amount paid. As used herein the term “Pull-Forward Payments” means the aggregate amount of the First Pull-Forward Payment, the Second Pull-Forward Payment and the Third Pull-Forward Payment paid by GM to DAS.
(b)	Pull-Forward Recovery.
          (i) If, on the Tranche B Termination Date, provided that such Tranche B Termination Date does not occur as a result of the occurrence of the MRA Consummation Date (which is addressed in section 3(c) below), the outstanding balance of the Tranche B Obligations is less than $300,000,000, a portion of the outstanding balance of Pull-Forward Payments, if any, in an amount up to the difference between (x) $300,000,000 and (y) the outstanding balance of the Tranche B Obligations, will be deemed to be advances under the GM-Delphi Agreement, with the outstanding balances of the Tranche B Obligations and the Pull-Forward Payments adjusted accordingly. For example, if, on the Tranche B Termination Date, the outstanding balance of the Tranche B Obligations is $200,000,000, and the outstanding balance of Pull-Forward Payments is $200,000,000, $100,000,000 of Pull-Forward Payments will be deemed to be advances under the GM-Delphi Agreement, increasing the balance of the Tranche B Obligations to $300,000,000 and reducing the balance of the Pull-Forward Payments to $100,000,000. Likewise, if, on the Tranche B Termination Date, the outstanding balance of the Tranche B Obligations is $100,000,000, and the outstanding balance of Pull-Forward Payments is $100,000,000, $100,000,000 of Pull-Forward Payments will be deemed to be advances under the GM-Delphi Agreement, increasing the balance of the Tranche B Obligations to $200,000,000 and reducing the balance of Pull-Forward Payments to $-0-.
          (ii) Provided that (A) the MRA Consummation Date has not occurred, and (B) there remains a balance of Pull-Forward Payments made by GM to DAS after giving effect to clause (i) above, GM will offset the remaining balance of Pull-Forward Payments, in an amount not to exceed $100,000,000, from its first MNS-2 payment to DAS following the Tranche B Termination Date (or subsequent MNS-2 payments to DAS), or on the Tranche B Termination Date if the Tranche B Termination Date falls on an MNS-2 payment date, with the effect of increasing the GM payables to DAS by the amount so offset.
          (iii) Provided that (A) the MRA Consummation Date has not occurred, and (B) there remains a balance of Pull-Forward Payments made by GM to DAS after giving effect to clause (i) above, GM will offset the remaining balance of Pull-Forward Payments, in an amount not to exceed $100,000,000, from its second MNS-2 payment to

DAS following the Tranche B Termination Date (or subsequent MNS-2 payments to DAS) with the effect of increasing the GM payables to DAS by the amount so offset.
          (iv) Provided that (A) the MRA Consummation Date has not occurred, and (B) there remains a balance of Pull-Forward Payments made by GM to DAS after giving effect to clause (i) above, GM will offset the remaining balance of Pull-Forward Payments from its third MNS-2 payment to DAS following the Tranche B Termination Date (or subsequent MNS-2 payments to DAS) with the effect of increasing the GM payables to DAS by the amount so offset.
          (c) Upon the MRA Consummation Date, to the extent the Pull-Forward Payments have not been fully recovered by GM under Subsections 3(a)(iv), (v), or (vi) above, GM will offset the remaining balance of Pull-Forward Payments, if any, against its accounts payable to DAS simultaneously with giving effect to Section 3.13 of the Master Restructuring Agreement. Thereafter, the terms and conditions of the Master Restructuring Agreement shall govern the respective rights and obligations of the parties hereto in connection with accelerated payment terms with respect to Component Parts supplied to GMNA and GMSPO by DAS and the partial temporary acceleration of payment terms under this Agreement shall cease.
4.	Notices. (a) Subject to paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
          (i) if to Delphi, to it at 5725 Delphi Drive, Troy, Michigan 48098, Attention: Treasurer (Telecopy No. 248-813-2648; Telephone No. 248-813-2592; with a copy to Deputy General Counsel, Transactional and Restructuring (Telecopy No. 248-816-2491; Telephone No. 248-813-2492); and
          (ii) if to GM, to it at 767 Fifth Avenue, 14th floor, New York, New York 10153, Attention: Treasurer, with a copy to General Motors Corporation, 767 Fifth Avenue, 14th floor, New York, New York 10153, Attention: Director, Business Development.
          (b) GM or Delphi may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
5.	Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no party hereto may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the parties hereto (and any attempted assignment or transfer without such consent shall be null and void).

6.	CHOICE OF LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

7.	No Waiver. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

8.	Amendments, etc. No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by the party herefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. No amendment to this Agreement shall be effective against any party unless signed by the such party, as the case may be.

9.	Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.	Execution in Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the GM-Delphi Agreement constitute the entire contract among the parties relating to the subject matter hereof and, except as specifically provided for herein, supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, provided however, that this Agreement does not amend or supersede the terms of the Master Restructuring Agreement or the Global Settlement Agreement. This Agreement shall become effective on the Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.	WAIVER OF JURY TRIAL. EACH OF DELPHI, THE DEBTORS AND GM HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

DELPHI CORPORATION,			GENERAL MOTORS CORPORATION
including on behalf of its Debtor subsidiaries
and Debtor Affiliates

By:	/s/ John D. Sheehan		By:	/s/ Walter G. Borst

	Name:	John D. Sheehan		Name:	Walter G. Borst
	Title:	Vice President, Chief		Title:	Treasurer
Financial Officer